EXHIBIT 10.1

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT, dated as of November 5, 2013 is made by and between Manhattan Scientifics, Inc., a Delaware corporation (“Company”), and Marvin Maslow (the “Holder”).

WHEREAS, the Company and the Holder entered into that certain "Soft-Debt" Settlement - Memorandum of Agreement which is an unfunded and unsecured promise by the Company to pay the Holder at some point in the future (the "Debt Agreement");

WHEREAS, pursuant to the Debt Agreement, the Company is presently indebted to the Holder in the amount of $1,057,608 including principal and interest (the "Debt");

WHEREAS, the Holder wishes to convert the Debt into 105,761 shares of Series D Preferred Shares of the Company (the “Securities”), which such terms are set forth in that certain Statement of Designation, Powers, Preferences and Rights of Series D Preferred Stock, and the Company has agreed to effectuate such conversion;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge the parties agree as follows:

1.             Conversion. The Debt is hereby convertible into the Securities.

2.             Closing. Within five (5) business days of the Closing, the Company shall deliver a certificate representing the Securities to the Holder.

3.             Further Assurances. In connection with the actions taken herein, the Holder, by entering into this Conversion Agreement, agrees to execute all agreements and other documents as reasonably requested by the Company.

4.             Holder Representations and Warranties and Covenants. The Holder represents warrants and covenants to the Company as follows:

a.            No Registration. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Holder’s representations as expressed herein or otherwise made pursuant hereto.

b.            Investment Intent. The Holder is acquiring the Securities for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder further represents that it will not violate the Securities Act and does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to the Securities.

c.            Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Holder can protect its own interests. The Holder has such knowledge and experience in financial and business matters so that the Holder is capable of evaluating the merits and risks of its investment in the Company.

d.           Speculative Nature of Investment. The Holder understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of such investment and is able, without impairing the Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

e.            Accredited Investor. The Holder is an “accredited investor’ within the meaning of Regulation D, Rule 50 1(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

f.             Rule 144. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Company and the resale occurring not less than six months after a party has purchased and paid for the security to be sold. The Holder acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities the Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

g.            Authorization.

i.             The Holder has all requisite power and authority to execute and deliver this Conversion Agreement, and to carry out and perform its obligations under the terms hereof. All action on the part of the Holder necessary for the authorization, execution, delivery and performance of this Conversion Agreement, and the performance of all of the Holder’s obligations herein, has been taken.

ii.            This Conversion Agreement, when executed and delivered by the Holder, will constitute valid and legally binding obligations of the Holder, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

iii.           No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Holder in connection with the execution and delivery of this Conversion Agreement by the Holder or the performance of the Holder’s obligations hereunder.

h.            Brokers or Finders. Such Holder has not engaged any brokers, finders or agents, and the Company has not, and will not, incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Conversion Agreement and the transactions related hereto.

i.             Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Conversion Agreement. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Conversion Agreement.

j.              Legends. The Holder understands and agrees that the certificates evidencing the Securities shall bear a legend in substantially the form as follows (in addition to any legend required by any other applicable agreement or under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

5.             Restrictions on Transfer. In addition to the restrictions required under the Securities Act and Rule 144 promulgated thereunder, Holder shall not be entitled to gift, assign, pledge, hypothecate, sell or transfer the Securities on a pro-rata basis until (A) those Convertible Promissory Notes, whether presently outstanding or to be issued, issued to Raymond A. Mason, William B. Jones and the Ferdinand J. Crovato Trust (the "Note Investors") in accordance with that Convertible Note Purchase Agreement between the Company and the Note Investors dated April 3, 2013, have either (i) been converted in full or in part by the Note Investors into shares of common stock of the Corporation or its subsidiaries, (ii) the Note Investors have sold or assigned all of their Convertible Promissory Notes to third parties, (iii) the Note Investors been paid in full or in part or (iv) the Note Investors agree in writing that the restrictions set forth in this Section 5 may be terminated and (B) the average daily trading volume of the Company's common stock for a period of 10 consecutive trading days is greater than $20,000. For example, if the Note Investors convert 10% of their Convertible Promissory Notes into shares of common stock, then the Holder shall be entitled to convert the Securities into shares of common stock assuming the Section 5(B) of this Agreement has been satisfied. In the event the Holder is permitted to gift, assign, pledge, hypothecate, sell or transfer (one or more pro rata parts or all of) the Securities under this Section 5, such Securities shall continue to be subject to forfeiture, as provided in Section 6 of this Agreement, by Holder and by all subsequent assignees, purchasers, donees, transferees and other holders of the Securities.

6.             Forfeiture. In the event (A) Normandie New Mexico Corp. (which designated Holder as its key man) terminates the certain Consulting Agreement dated October 1, 2009 (the “Consulting Agreement”) or (B) the Holder violates the Non-Compete Covenant as set forth below, the Securities shall be returned to the Company for cancellation and the Company shall be obligated on the Debt to the Holder in accordance with the terms of the Debt Agreement. The Non-Compete Covenant provides that: (I) the Holder shall not, directly engage or own, manage, operate, control or participate in the ownership, management or control of, be employed by, or render services, or guarantee any obligation of, any person (other than the Company and its affiliates) engaged in or planning to become engaged in any business (as defined in the Company’s Form 10K for the year ending December 31, 2012) of the Company anywhere in the world; provided, however, that Holder may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (but without otherwise participating in the management or activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; or (II) Holder shall not, directly or indirectly, (i) induce or attempt to induce any employee or independent contractor of the Company to leave the employ of Company; or (ii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee, consultant or other Person to cease doing business with the Company or in any way interfere with the relationship between the Company and any person who has been a customer, supplier, licensee, licensor, franchisee or consultant of the Company or Company at any time during the Covenant Period. The Covenant Period shall be for a period during the Consulting Agreement and for one (1) year after termination of the Consulting Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereonto duly authorized as of the day and year first above written.

MANHATTAN SCIENTIFICS, INC.

By:	/s/ Emmanuel Tsoupanarias
Emmanuel Tsoupanarias
CEO

By:	/s/ Marvin Maslow
Marvin Maslow